Exhibit 8.1

2900 K Street NW #200
Washington, DC 20007-5118
202.625.3500 tel
202.298.7570 fax

June 17, 2015

To the Addressees Listed

on Schedule A Attached Hereto

Re:	GM Financial Automobile Leasing Trust 2015-2 – Tax Opinion

Ladies and Gentlemen:

We have acted as tax counsel to AmeriCredit Financial Services, Inc. d/b/a GM Financial, a Delaware corporation (“GM Financial”), GMF Leasing LLC, a Delaware limited liability company and a wholly-owned subsidiary of GM Financial (the “Depositor”), GM Financial Automobile Leasing Trust 2015-2, a Delaware statutory trust (the “Issuer”), APGO Trust, a Delaware statutory trust (“APGO”), and ACAR Leasing Ltd., a Delaware statutory trust (the “Titling Trust”), as to certain matters in connection with the $119,000,000 Class A-1 0.40000% Asset Backed Notes (the “Class A-1 Notes”), $77,000,000 Class A-2-A 1.18% Asset Backed Notes (the “Class A-2-A Notes”), $273,000,000 Class A-2-B Floating Rate Asset Backed Notes (the “Class A-2-B Notes” and together with the Class A-2-A Notes, the “Class A-2 Notes”), $321,000,000 Class A-3 1.68% Asset Backed Notes (the “Class A-3 Notes”), $100,180,000 Class A-4 1.85% Asset Backed Notes (the “Class A-4 Notes” and together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the “Class A Notes”), $41,750,000 Class B 2.42% Asset Backed Notes (the “Class B Notes”), $38,490,000 Class C 2.99% Asset Backed Notes (the “Class C Notes”), $29,820,000 Class D 3.34% Asset Backed Notes (the “Class D Notes” and, collectively with the Class A Notes, the Class B Notes and the Class C Notes, the “Notes”), which will be issued pursuant to an Indenture, dated as of May 1, 2015 (the “Indenture”), among the Issuer, Wells Fargo Bank, National Association (“Wells Fargo”), as indenture trustee (in such capacity, the “Indenture Trustee”) and GM Financial, as servicer (in such capacity, the “Servicer”). The “Publicly Offered Notes” consist of the Class A-1 Notes, the Class A-2-A Notes, the Class A-2-B Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes.

Capitalized terms not otherwise defined herein have their respective meanings set forth in Appendix 1 to the 2015-2 Exchange Note Supplement (the “2015-2 Exchange Note Supplement”), among the Titling Trust, as borrower (in such capacity, the “Borrower”), Wells Fargo, as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”), and GM Financial, as lender (in such capacity, the “Lender”) and the Servicer, or, if not defined in Appendix 1 to the Exchange Note Supplement, in Appendix A to the Amended and Restated Credit and Security Agreement, dated as of May 23, 2013 (the “Credit and Security Agreement”), among the Borrower, the Administrative Agent, the Collateral Agent, the Lender and the Servicer.

CHARLOTTE        CHICAGO        IRVING         LONDON        LOS ANGELES        NEW YORK        OAKLAND        SHANGHAI        WASHINGTON, DC         WWW.KATTENLAW.COM

LONDON AFFILIATE: KATTEN MUCHIN ROSENMAN CORNISH LLP

A limited liability partnership including professional corporations

To the Addressees Listed

on Schedule A Attached Hereto

June 17, 2015

The term “Preliminary Prospectus” means, collectively, the Base Prospectus and the Preliminary Prospectus Supplement. The term “Prospectus” means, collectively, the Base Prospectus and the Prospectus Supplement. The term “Base Prospectus” means the prospectus dated March 13, 2015, included in the Registration Statement. The term “Registration Statement” means (i) the Registration Statement on Form S-3 (No. 333-201577), including the exhibits thereto, (ii) all documents incorporated by reference therein pursuant to Item 12 of Form S-3 and (iii) any post-effective amendment filed and declared effective prior to the date of issuance of the Notes. The term “Preliminary Prospectus Supplement” means the preliminary prospectus supplement dated June 5, 2015 specifically relating to the Publicly Offered Notes, as filed with the Commission pursuant to Rule 424 of the Rules and Regulations. The term “Prospectus Supplement” means the prospectus supplement dated June 11, 2015 specifically relating to the Publicly Offered Notes, as filed with the Commission pursuant to Rule 424 of the Rules and Regulations.

Dealers of motor vehicles originate closed-end lease contracts (each a “Lease Agreement”) between the dealer, as lessor, and a retail customer, as lessee. Upon origination of the Lease Agreement, both the Lease Agreement and the motor vehicles that are the subject of such Lease Agreement (each, a “Leased Vehicle”) are assigned by the originating dealer to the Titling Trust. The Titling Trust pays the purchase price to the dealers with cash loaned to it by GM Financial as an “Advance” made under the Credit and Security Agreement in exchange for a pledge of such Lease Agreements (each pledged Lease Agreement, a “Collateral Lease Agreement”) and Leased Vehicles (each pledged Leased Vehicle, a “Collateral Leased Vehicle”) as security for such Advances. Each Collateral Leased Vehicle is titled in the name of the Titling Trust and the Collateral Agent is named lienholder on the related certificate of title.

Pursuant to the Credit and Security Agreement, GM Financial may from time to time request that all or a portion of the Titling Trust’s obligations to repay the Advances to GM Financial pursuant to the Credit and Security Agreement be issued in the form of a definitive “Exchange Note” and that a specified “Designated Pool” of Collateral Lease Agreements and Collateral Leased Vehicles be designated as supporting only the Titling Trust’s obligations under such Exchange Note. All amounts outstanding under the Credit and Security Agreement (including all outstanding Exchange Notes issued thereunder) are secured by a single security interest in favor of the Collateral Agent, on behalf of GM Financial and each subsequent Exchange Noteholder, on all Collateral Lease Agreements, Collateral Leased Vehicles and any proceeds thereof. Notwithstanding the existence of a single security interest under the Credit and Security Agreement each Exchange Note will be paid exclusively from Collections on the related Designated Pool and any Exchange Note-specific credit enhancement.

To the Addressees Listed

on Schedule A Attached Hereto

June 17, 2015

Pursuant to the Credit and Security Agreement, together with the 2015-2 Exchange Note Supplement, the Titling Trust will issue an Exchange Note (the “2015-2 Exchange Note”) to GM Financial on the 2015-2 Closing Date and will designate a Designated Pool of Collateral Lease Agreements and Collateral Leased Vehicles (the “2015-2 Designated Pool”) to support the 2015-2 Exchange Note. On the 2015-2 Closing Date, the 2015-2 Exchange Note will have an initial outstanding principal balance of $1,072,000,000 and an interest rate of 3.35%. The stated maturity date of the 2015-2 Exchange Note will be July 22, 2019.

Pursuant to the 2015-2 Exchange Note Sale Agreement, dated as of May 1, 2015 (the “2015-2 Exchange Note Sale Agreement”), between GM Financial, as seller, and the Depositor, as buyer, on the 2015-2 Closing Date, GM Financial will sell to the Depositor, and the Depositor will purchase from GM Financial, all of GM Financial’s right, title and interest in, to and under the 2015-2 Exchange Note and the proceeds thereof without recourse. Pursuant to the 2015-2 Exchange Note Transfer Agreement, dated as of May 1, 2015 (the “2015-2 Exchange Note Transfer Agreement”), between the Depositor, as seller, and the Issuer, as buyer, on the 2015-2 Closing Date the Depositor will sell to the Issuer, and the Issuer will purchase from the Depositor, all of the Depositor’s right, title and interest in, to and under the 2015-2 Exchange Note and the proceeds thereof without recourse. Pursuant to the Indenture, on the 2015-2 Closing Date the Issuer will issue the Notes to the Depositor as partial payment for the 2015-2 Exchange Note and will grant a security interest in the 2015-2 Exchange Note and all other Indenture Collateral (as defined in the Indenture) to the Indenture Trustee for the benefit of the Underwriters.

Pursuant to the Underwriting Agreement, dated as of June 11, 2015 (the “Underwriting Agreement”), among GM Financial, individually and as Servicer, the Depositor, as seller and Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives (in such capacity, the “Representatives”) of the several underwriters named therein (the “Underwriters”), the Depositor will sell the Publicly Offered Notes to the Underwriters.

The Depositor will pay the proceeds from the sale of the Publicly Offered Notes to GM Financial as partial payment for the 2015-2 Exchange Note on the 2015-2 Closing Date.

As tax counsel, we have examined original or reproduced or certified copies of the articles of incorporation and bylaws of AmeriCredit, as amended to date, the certificate of formation and limited liability company agreement of the Depositor, as amended to date, records of actions taken by the board of directors of each of AmeriCredit and the Depositor, and the resolutions adopted by the board of directors of each of AmeriCredit and the Depositor ratifying the execution, delivery and participation in the transactions contemplated by the Agreements (as herein after defined).

To the Addressees Listed

on Schedule A Attached Hereto

June 17, 2015

In arriving at the opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, opinions of counsel, certificates and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the following (the documents listed in clauses (a) – (o) below are collectively referred to as the “Agreements”):

(a)	Credit and Security Agreement;

(b)	2015-2 Exchange Note Supplement;

(c)	Second Amended and Restated Servicing Agreement, dated as of May 23, 2013 (the “Servicing Agreement”), among the Titling Trust, the Servicer, APGO and the Collateral Agent;

(d)	2015-2 Servicing Supplement, dated as of May 1, 2015 (the “2015-2 Servicing Supplement”), among the Titling Trust, the Servicer, APGO, the Indenture Trustee and the Collateral Agent;

(e)	2015-2 Exchange Note Sale Agreement;

(f)	2015-2 Exchange Note Transfer Agreement;

(g)	Indenture;

(h)	Underwriting Agreement;

(i)	Administration Agreement, dated as of May 1, 2015 (the “Administration Agreement”), among the Depositor, GM Financial, as administrator and the Indenture Trustee;

(j)	Amended and Restated Trust Agreement, dated as of January 31, 2011 (the “Titling Trust Agreement”), between APGO, as settlor and Wilmington Trust Company (“WTC”), as owner trustee (in such capacity, the “Titling Trust Owner Trustee”), Delaware trustee (in such capacity, the “Delaware Trustee”) and administrative trustee (in such capacity, the “Administrative Trustee”);

(k)	Amended and Restated Trust Agreement, dated as of May 1, 2015 (the “Issuer Trust Agreement”), between the Depositor and WTC, as owner trustee (in such capacity, the “Issuer Owner Trustee”);

(l)	Second Amended and Restated Trust Agreement, dated as of January 31, 2011 (the “APGO Trust Agreement”), between GM Financial and WTC, as owner trustee (in such capacity, the “APGO Owner Trustee”);

To the Addressees Listed

on Schedule A Attached Hereto

June 17, 2015

(m)	Limited Liability Company Agreement of the Depositor, dated as of January 26, 2011 (the “Depositor LLC Agreement”), by GM Financial, as member;

(n)	specimen of the 2015-2 Exchange Note, which will be issued pursuant to the Exchange Note Supplement and the Credit and Security Agreement;

(o)	specimen copies of the Notes;

(p)	Preliminary Prospectus; and

(q)	Prospectus.

We have also examined such other documents, papers, statutes and authorities as we have deemed necessary as a basis for the opinions hereinafter set forth. In all such examinations made by us in connection with this opinion, we have assumed the genuineness of all signatures, the completeness and authenticity of all records and all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies thereof.

We also have assumed, without investigation, (a) as to all parties to the Agreements, the due authorization, execution, and delivery thereof, and the validity and enforceability thereof against all parties thereto (b) each party has full power, authority and legal right, under its charter and other governing documents, corporate and regulatory legislation and the laws of its jurisdiction of incorporation or organization, to execute and deliver the Agreements to which it is a party and to carry out the transactions contemplated thereunder, and (c) the Agreements will be enforced in good faith and in a commercially reasonable manner.

With respect to matters of fact, we have relied, without investigation, on the representations and warranties of AmeriCredit, the Depositor, the Issuer, APGO, the Titling Trust and other parties contained in the Agreements and in the instruments and documents delivered in connection with the execution of the Agreements.

We have examined the question of whether the Notes will be treated as indebtedness for federal income tax purposes. Our analysis is based on the provisions of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder as in effect on the date hereof and on existing judicial and administrative interpretations thereof. These authorities are subject to change and to differing interpretations, which could apply retroactively. The opinion of tax counsel is not binding on the courts or the Internal Revenue Service (the “IRS”).

In general, whether a transaction constitutes the issuance of indebtedness for federal income tax purposes is a question of fact, the resolution of which is based primarily upon the economic substance of the instruments and the transaction pursuant to which they are issued rather than the form of the transaction or the manner in which the instruments are labeled. The IRS and the courts have set forth various factors to be taken into account in determining whether or not a transaction constitutes the issuance of indebtedness for federal income tax purposes, which we have reviewed as they apply to this transaction.

To the Addressees Listed

on Schedule A Attached Hereto

June 17, 2015

Based on the foregoing, and such legal and factual investigations as we have deemed appropriate, we are of the opinion that for federal income tax purposes:

(1) The Notes, to the extent treated for federal income tax purposes as beneficially owned by a person other than the Depositor, will be treated as indebtedness because: (i) the characteristics of the transaction strongly indicate that in economic substance, the transaction is the issuance of indebtedness, (ii) the form of the transaction is an issuance of indebtedness, and (iii) the parties have stated unambiguously their intention to treat the transaction as the issuance of indebtedness for tax purposes.

(2) Assuming compliance with the terms of the Agreements, neither the Issuer nor the Titling Trust will be treated as an association, or a publicly traded partnership, taxable as a corporation.

(3) The statements in the Base Prospectus, under the headings “Summary of Prospectus — Material Federal Income Tax Consequences” and “Material Federal Income Tax Consequences,” the statements in the Preliminary Prospectus Supplement under the headings “Summary — Federal Income Tax Consequences” and “Material Federal Income Tax Consequences,” and the statements in the Prospectus Supplement under the headings “Summary — Federal Income Tax Consequences” and “Material Federal Income Tax Consequences,” as they relate to federal income tax matters and to the extent that they constitute matters of law or legal conclusions with respect thereto, accurately state all material federal income tax consequences of the purchase, ownership and disposition of the Notes to the original purchaser.

Except for the opinions set forth above, we express no opinion as to any other tax consequences of the transaction to any party under federal, state, local or foreign laws. We express no opinion on any matter not discussed in this letter, and we undertake no obligation to update the opinions contained herein after the date hereof.

This opinion is for the benefit of the addressees hereof and any subsequent transferee of the Notes and it may not be relied on by any other party or quoted without our express consent in writing. We place no limitations in this tax opinion, however, on the disclosure of the tax structure or tax treatment of the transactions contemplated by the Agreements.

We express no opinion on any matter not discussed in this letter. Except as provided above, copies of this letter may not be made available, and this letter may not be quoted or referred to in any other document made available, to any other person or entity except to (i) any applicable rating agency, institution providing credit enhancement or liquidity support or governmental authority, (ii) any accountant or attorney for any person or entity entitled hereunder to rely hereon or to whom or which this letter may be made available as provided herein, and (iii) as otherwise required by law. Copies of this letter may be posted by the Issuer or GM Financial to a password protected website accessible by any nonhired “nationally recognized statistical rating organization” (a “NRSRO”) that provides to the Issuer or

To the Addressees Listed

on Schedule A Attached Hereto

June 17, 2015

GM Financial the certification required by subsection (e) of Rule 17g-5 under the Securities Exchange Act of 1934, as amended (or any successor provision to such subsection) (“Rule 17g-5”), and agrees to keep this letter confidential as contemplated by Rule 17g-5; provided, that no such NRSRO will be entitled to rely on this letter, and each such NRSRO, by accessing a copy of this letter, will be deemed to have agreed to comply with the terms of this sentence and not to provide copies of this letter to any other person.

Very truly yours,

/s/ Katten Muchin Rosenman LLP

SCHEDULE A

GM Financial

GMF Leasing LLC

GM Financial Automobile Leasing Trust

2015-2

APGO Trust

ACAR Leasing Ltd.

801 Cherry Street, Suite 3500

Fort Worth, Texas 76102

Wilmington Trust Company,

as Owner Trustee, Delaware Trustee,

Issuer Owner Trustee,

APGO Owner Trustee, Titling Trust

Owner Trustee and Administrative

Trustee

1100 North Market Street

Wilmington, Delaware 19890

Wells Fargo Bank, National Association,

as Administrative Agent, Collateral

Agent and Indenture Trustee

Sixth Street and Marquette Avenue

Minneapolis, Minnesota 55479

Citigroup Global Markets Inc.

as Representative and an Underwriter

390 Greenwich Street, 1st Floor

New York, New York 10013

Credit Agricole Securities (USA) Inc.

as Representative and an Underwriter

1301 Avenue of the Americas

New York, New York 10019

J.P. Morgan Securities LLC,

as Representative and an Underwriter

383 Madison Avenue, 31st Floor

New York, New York 10179

Wells Fargo Securities, LLC

as Representative and an Underwriter

550 South Tryon Street, 5th Floor

MAC D1086 051

Charlotte, North Carolina 28202

BNP Paribas Securities Corp.

787 Seventh Avenue

New York, New York 10019

Deutsche Bank Securities Inc.,

60 Wall Street, 3rd Floor

New York, New York 10005

RBC Capital Markets, LLC

200 Vesey Street

New York, New York 10281

SG Americas Securities, LLC

245 Park Avenue

New York, New York 10167

Deloitte & Touche USA LLP

Two World Financial Center, 15th Floor

225 Liberty Street

New York, New York 10281-1414

Moody’s Investors Service, Inc.

7 World Trade Center

250 Greenwich Street

New York, New York 10007

Standard & Poor’s Rating Services,

a Standard & Poor’s Financial Services LLC business

55 Water Street, 41st Floor

New York, New York 10041